Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristin A. Stokes and Fay West and each or either of them, her or his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of May, 2021.

Signature	Title

/s/ DAVID W. HUML	President, Chief Executive Officer and Director
David W. Huml	(Principal Executive Officer)

/s/ FAY WEST	Senior Vice President, Chief Financial Officer
Fay West	(Principal Financial and Accounting Officer)

/s/ AZITA ARVANI	Director
Azita Arvani

/s/ WILLIAM F. AUSTEN
William F. Austen	Director

/s/ CAROL S. EICHER
Carol S. Eicher	Director

/s/ MARIA C. GREEN
Maria C. Green	Director

/s/ TIMOTHY R. MORSE
Timothy R. Morse	Director

/s/ DONAL L. MULLIGAN
Donal L. Mulligan	Director

/s/ STEVEN A. SONNENBERG
Steven A. Sonnenberg	Director

/s/ DAVID WINDLEY
David Windley	Director